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                                                                    EXHIBIT 10.2

                   FIRST AMENDMENT TO 1994 STOCK OPTION PLAN

                                    PREAMBLE
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     A.   CompuCom Acquisition Corp. of Texas entered into the CompuCom
Acquisition Corp. of Texas 1994 Stock Option Plan as of April 14, 1994 (the "1994 Stock Option Plan").

     B. Compucom Acquisition Corp. of Texas has changed its name to ClientLink, Inc. (the "Corporation").

     C. The Corporation has effected a 3-for-1 stock split pursuant to which the shares of Common Stock of the Corporation have been changed and split on the basis of three shares for each share of Common Stock outstanding on December 30, 1994.

     D. The Corporation desires to change the name of the 1994 Stock Option Plan and to confirm the current number of share allocated to the 1994 Stock Option Plan as a result of the 3-for-1 stock split mentioned above.

     NOW, THEREFORE, the 1994 Stock Option Plan is hereby amended as follows:

     1.   Change in Name.  The name of the 1994 Stock Option Plan is hereby
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changed to ClientLink, Inc. 1994 Stock Option Plan.  All references in the 1994
Stock Option Plan to the "Corporation" are hereby changed to mean ClientLink, Inc.

     2.   Amendment to Section 2.1 of the 1994 Stock Option Plan.  Section 2.1
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of the 1994 Stock Option Plan is hereby amended in its entirety to read as follows:

          "2.1 Description of Stock and Maximum Shares Allocated.  The Stock
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          which Options granted hereunder give a Holder the right to purchase may be unissued or reacquired shares of Stock, as the Board of Directors may, in its sole and absolute discretion, from time to time determine. Subject to the adjustments provided for in Section 6.6 hereof, the aggregate number of shares of Stock to be issued pursuant to the exercise of all Options granted hereunder may equal but shall not exceed 600,000 shares."

     3.   Reaffirmation of the 1994 Stock Option Plan.  Except as amended
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hereby, the 1994 Stock Option Plan remains in full force and effect and, except as otherwise set forth herein, the Corporation hereby ratifies and confirms its covenants and agreements contained in, and liabilities under, the Stock Option Plan.
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     IN WITNESS WHEREOF, ClientLink, Inc. acting by and through its officers and hereunto duly authorized has executed this Amendment, this 17th day of January, 1995 to be effective as of December 15, 1994.

                              CLIENTLINK, INC.

                              By:    /s/ R. Boutin
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                              Its:   V.P.
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